Exhibit (j)

Consent of Registered Independent Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on the Form N-1A Post-Effective Amendment No. 104 (File Number 811-22110) of Our report dated April 6, 2016 on our audits of the financial statements of Diversified Small Cap Core Strategy-A Managed Account of Cornerstone Investment Partners, LLC for the years ended December 31, 2015 and 2015.

RAICH ENDE MALTER & CO. LLP

New York, New York

April 11, 2016